Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Poniard Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-140584, 333-134480, 333-123672, 333-115497, 333-113706, 333-111344, 333-45398 and 333-35442 on Forms S-3 and in the registration statements Nos. 333-135861, 333-126209, 333-115729, 333-89476, 333-71368, 333-41764, 333-32583, 33-43860, 33-46317 and 33-87108 on Forms S-8) of Poniard Pharmaceuticals, Inc. of our reports dated March 15, 2007, with respect to the consolidated balance sheets of Poniard Pharmaceuticals, Inc. and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows, and shareholders’ equity and comprehensive loss for each of the years in the three-year period ended December 31, 2006, management’s assessment of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Poniard Pharmaceuticals, Inc.

Our reports refer to the adoption by Poniard Pharmaceuticals, Inc. and subsidiary of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006.

/s/ KPMG LLP

Seattle, Washington
March 15, 2007